UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2022 (September 7, 2022)

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Trustees or Certain Officers; Election of Trustees; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 7, 2022, Guggenheim Credit Income Fund (the "Company") announced Michael Guss tendered his resignation as Chief Financial Officer and Treasurer of the Company to pursue other opportunities.

On September 7, 2022, the Board of Trustees appointed James Howley as Chief Financial Officer and Treasurer of the Company effective as of September 7, 2022. Mr. Howley, age 50, serves as Managing Director at Guggenheim Partners and has been with Guggenheim Partners since 2004.

Mr. Howley is a Managing Director and Head of the Office of the CFO for the registered funds. Mr. Howley serves as Chief Financial Officer, Chief Accounting Officer and Treasurer of the US Open End, Closed End, Variable Insurance Trusts of Guggenheim Investments. Mr. Howley leads the administration of Guggenheim’s registered funds. He also serves as a director of the Cayman-registered controlled foreign corporations used by Guggenheim’s registered funds. Prior to joining Guggenheim or its predecessor in 2004, Mr. Howley worked as a manager in mutual fund administration at Van Kampen Investments. Mr. Howley earned a B.A. in Economics from the University of Illinois and is a Certified Public Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date:	September 8, 2022	By:	/s/ Amy J. Lee
AMY J. LEE
Chief Legal Officer and Secretary